UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)

June 13, 2023

SONOS, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-38603	03-0479476
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

614 Chapala Street

Santa Barbara, California 93101

(Address of principal executive offices, including zip code)

(805) 965-3001

(Registrant’s telephone number, including area code)

Not applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.001 par value	SONO	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 2.05 Costs Associated with Exit or Disposal Activities.

On June 14, 2023, Sonos, Inc. (the “Company”) announced a reduction in force involving approximately 7% of our employees. Decisions regarding the elimination of positions are subject to local law and consultation requirements in certain countries. The Company also committed to further reducing its real estate footprint and re-evaluating certain program spend. The foregoing actions were committed to on June 13, 2023 and reflect the Company’s commitment to rightsize its cost base while still investing in its product roadmap to drive future growth.

The Company estimates that it will incur approximately $11 to $14 million of restructuring and related charges, of which $9 to $11 million is related to employee severance and benefits costs. The Company expects to incur substantially all of the restructuring and related charges in the third quarter of fiscal 2023.

The estimates of the charges and expenditures that the Company expects to incur in connection with the above, and the timing thereof, are subject to a number of assumptions, including local law requirements in various jurisdictions, and actual amounts may differ materially from estimates.

Forward-Looking Statements

This Current Report on Form 8-K contains forward-looking statements that involve risks and uncertainties. These forward-looking statements include statements regarding the Company’s strategic plan, the Company’s expectations with respect to restructuring and related charges and the timing of such charges. In some cases, forward-looking statements can be identified by terms such as “may,” “will,” “appears,” “shall,” “should,” “expects,” “plans,” “anticipates,” “could,” “intends,” “target,” “projects,” “contemplates,” “believes,” “estimates,” “predicts,” “potential,” or “continue,” or the negative of these words or other similar terms or expressions that concern the Company’s expectations, strategy, plans, or intentions. These forward-looking statements are only predictions and may differ materially from actual results due to a variety of factors, including, but not limited to the difficulties in and effect of implementing the Company’s strategic plan, the risk that restructuring and related charges may be greater than anticipated or not occur in the expected time frame, and the other risk factors set forth under the caption “Risk Factors” in the Company’s Quarterly Report on Form 10-Q for the quarter ended April 1, 2023 and the Company’s other filings filed with the Securities and Exchange Commission (the “SEC”), copies of which are available free of charge at the SEC’s website at www.sec.gov or upon request from our investor relations department. All forward-looking statements herein reflect the Company’s opinions only as of the date of this Current Report on Form 8-K, and the Company undertakes no obligation, and expressly disclaim any obligation, to update forward-looking statements herein in light of new information or future events.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SONOS, INC.

Date: June 14, 2023	By:	/s/ Eddie Lazarus
Eddie Lazarus Chief Financial Officer and Chief Legal Officer